Exhibit 10.2

                               Resignation Letter

December 5, 2011

The Board of Directors of
Pacific Bepure Industry Inc.

No. 78 Kanglong East Road, Yangdaili, Chendai Township
Jinjiang City, Fujian Province, P. R. China

Ladies and Gentlemen:

This letter confirms that I hereby resign from the office of Pacific Bepure Industry Inc., a Delaware Company (the "Company") that I hold and as Chief Financial Officer and Treasurer with effect from November 11, 2009.

The decision to leave is solely my own and does not stem from any disagreements with the Company on any matter relating to its position, policies(including accounting or financial policies) or practices.

Sincerely,

                                                /s/ Zhong Zhao
                                                ---------------------------
                                                Zhong Zhao